Protalix BioTherapeutics, Inc.

(Company)

The Bank of New York Mellon Trust Company, N.A.

(Trustee)

4.50% Convertible Senior Notes due 2018

INDENTURE

Dated as of September 18, 2013

i

ii

iii

iv

INDENTURE, dated as of September 18, 2013, between Protalix BioTherapeutics, Inc., a Florida corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee, conversion agent, registrar and paying agent (in such capacities, the “Trustee”, “Conversion Agent”, “Registrar” and “Paying Agent”, respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 4.50% Convertible Senior Notes due 2018 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01         Definitions and References. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Amounts” has the meaning specified in Section 4.06(f)(i)(2).

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 5.08 or Section 6.03, as applicable.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01, with the same terms as the Initial Notes except to the extent permitted otherwise under Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

1

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Averaging Period” has the meaning specified in Section 4.04(e).

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Change in Control” means an event that will be deemed to have occurred at the time, after the first date of original issuance for the Initial Notes, any of the following occurs:

(1)         any “person” or “group” within the meaning of Section 13(d) of the Exchange Act is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity;

2

(2)         the consummation of (x) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (y) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (z) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (y) above pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”;

(3)         the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(4)         the holders of the Company’s Common Equity approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture); or

(5)         the Common Stock (or other Reference Property into which the Notes are convertible) are not shares of common stock issued by a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia.

provided, however, that, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (2) of this definition of “Change in Control” above (excluding cash payments for any fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on a Permitted Exchange, or will be so traded immediately following such transaction (“Publicly Traded Securities”), and as a result therefrom, such consideration becomes the Reference Property for the Notes.

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Make-Whole Adjustment Event Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Change in Control” will apply to such other entity instead.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

3

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the first date of original issuance of the Initial Notes, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 173.6593 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

4

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 10161 Centurion Parkway, Jacksonville Florida 32256; Attn: Protalix BioTherapeutics, Inc. Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

“Distributed Property” has the meaning specified in Section 4.04(c).

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Adjustment Event, as applicable, the date such Fundamental Change or Make-Whole Adjustment Event occurs or becomes effective.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c), the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange” means the NYSE MKT or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

5

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

"Free Trade Date" means the date that is one year after the Last Original Issuance Date.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” has the meaning specified in Section 2.01.

6

“Initial Purchaser” means the Person listed in Schedule I to the Purchase Agreement.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 15 and September 15 of each year, beginning on, in the case of the Initial Notes, March 15, 2014.

“Issue Date” means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Indenture.

“Last Original Issuance Date” means the last date of original issuance of the Initial Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include the Initial Purchaser; provided, that if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the "Last Reported Sale Price" will be the average of the mid-points of such bid and ask prices from those two investment banking firms and if such prices can reasonably be obtained from only one such investment banking firm then the "Last Reported Sale Price" will be the mid-points of such bid and ask prices from that investment banking firm. Any such determination will be conclusive absent manifest error.

“Make-Whole Adjustment Event” means (i) any Change in Control (determined after giving effect to any exceptions or exclusions from the definition of “Change in Control” but without giving effect to the proviso in clause (2) of the definition thereof) and (ii) any Termination of Trading.

“Make-Whole Adjustment Event Period” has the meaning specified in Section 4.06(a).

“Market Disruption Event” means , if the Common Stock is listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

7

“Maturity Date” means September 15, 2018.

“Merger Event” has the meaning specified in Section 4.07(a).

“Non-Affiliate Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture.

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) or any Director of the Company.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Purchase Date, Redemption Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

8

“Paying Agent” means any Person authorized by the Company to pay the principal amount of, any premium on, interest on, or the Fundamental Change Purchase Price or Redemption Price of, or Additional Amounts with respect to, any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum dated September 11, 2013 related to the offering of the Initial Notes.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” under this Section 1.01.

“Purchase Agreement” means that certain Purchase Agreement, dated September 12, 2013, among the Company and the Initial Purchaser.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” means, with respect to any Notes to be redeemed, the date fixed for redemption by the Company in accordance with Section 10.03.

“Redemption Notice” has the meaning specified in Section 10.03.

“Redemption Price” has the meaning specified in Section 10.02.

“Reference Discount Rate” means, for any redemption, the yield for 3-month U.S. Treasury bills in secondary market trading for the fifth Business Day immediately preceding the Redemption Date, as displayed opposite the caption “U.S. government securities—Treasury bills (secondary market)—3-month” on the “H.15” weekly release or daily update, as applicable, for that Business Day published by the Federal Reserve System Board of Governors (or its successor) (or its equivalent successor if such weekly release or daily update, as applicable, is not available). If such yield is unavailable, the “Reference Discount Rate” will be the average of the secondary market bid rates of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include the Initial Purchaser and may include the investment banking firm selected by the Company to determine the Redemption Price pursuant to Section 10.02, as of 3:30 p.m., New York City time, on that Business Day for the issue of U.S. Treasury bills with a remaining maturity closest to three months.

9

“Reference Property” has the meaning specified in Section 4.07(a).

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Regular Record Date” means, with respect to any Interest Payment Date, March 1 (whether or not a Business Day) or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.03.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department or any other successor group of the Trustee, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 4.03(a)(i).

10

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Price” has the meaning specified in Section 4.06(c).

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.01(a).

“Taxing Jurisdiction” has the meaning specified in Section 4.06(f)(i)(2).

“Termination of Trading” means (1) the Common Stock (or other Reference Property into which the Notes are then convertible) ceases to be listed or quoted on any of The NYSE MKT, The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors, a “Permitted Exchange”); or (2) the announcement by any such Permitted Exchange on which the Common Stock (or other Reference Property into which the Notes are then convertible) is trading that the Common Stock (or other common stock into which the Notes are then convertible) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any Permitted Exchange.

“Trading Day” means a day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Stock generally occurs on the Exchange or, if the Common Stock is not then listed on the Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 11.12, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

11

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Vice President,” when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02         References to Interest. Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03         Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)          The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

12

(d)          The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)          The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f)          Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g)          The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 2.11, 6.02, 6.04, 6.05, 6.06, 8.02 or 11.14. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h)          If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

13

ARTICLE 2.

The Notes

Section 2.01         Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $69,000,000 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 3.07 or 10.05. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon receipt of a Company Order, without any further action by the Company hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, any such Additional Notes will have a separate CUSIP number for so long as they remain not fungible; (2) such Additional Notes must be issued pursuant to the same terms (other than the date of issuance for such Notes and, if applicable in accordance with Section 2.14, the date from which interest will initially accrue and the date of the first interest payment) as the Initial Notes; (3) the Trustee must receive an Officer’s Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (4) the Trustee must receive an Opinion of Counsel which shall state (a) that the form of such Additional Notes has been established by a supplemental indenture or pursuant to the Board Resolutions in accordance with this Section 2.01 and Section 2.04 and in conformity with the provisions of this Indenture; (b) that the terms of such Additional Notes have been established in accordance with this Section 2.01 and in conformity with the other provisions of this Indenture and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (c) that such Additional Notes have been duly authorized, executed and delivered by the Company and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

The Notes shall be known and designated as the “4.50% Convertible Senior Notes due 2018” of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased, converted or redeemed in accordance with this Indenture.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Registrar dated not later than 10 calendar days prior to the relevant payment date, by wire transfer in immediately available funds to such Holder’s account within the U.S., which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Trustee or Paying Agent to pay principal of, and interest on, Global Notes in U.S. dollars and in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, the Maturity Date or other payment date, as the case may be.

14

Section 2.02         Ranking. The Notes constitute direct unsecured, senior obligation of the Company.

Section 2.03         Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Section 2.04         Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05         Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

15

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06         Registration; Registration of Transfer and Exchange.

(a)          The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in New York City, New York a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

At the option of the Holder and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

16

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c)          Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07         Transfer Restrictions.

(a)          Restricted Notes.

(i)          Every Note (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

17

(ii)         Until the Resale Restriction Termination Date, any Note will bear the Restricted Notes Legend unless:

(A)         (1)         such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company, (y) an affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(2)         such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; and

(B)         the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with.

(iii)        In addition, until the Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of the Form of Assignment and Transfer, which contains a certification that the transferee is Protalix BioTherapeutics, Inc. or a subsidiary thereof or that the transferee is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv)        On and after the Resale Restriction Termination Date, any Note will bear the Restricted Note Legend if at any time the Company determines that, to comply with law, such Note must bear the Restricted Notes Legend and the Company notifies the Trustee in writing.

18

(b)          Restricted Stock.

(i)          Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate in connection with the Notes as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder's acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)         Until the Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Note, and any shares of Common Stock issued upon conversion of a Restricted Note, will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii)        On and after the Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)          As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

(d)          All Notes, whether Global Notes or Physical Notes, are required to bear the Non-Affiliate Legend at all times, whether before or after the Resale Restriction Termination Date.

Section 2.08         Expiration of Restrictions.

(a)          Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation required by this Indenture in connection with such exchange.

(b)          Global Notes; Resale Restriction Termination Date.

(i)          If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that do not bear the Restricted Notes Legend are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07.

19

(ii)         To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to the Free Trade Date (with a copy to the Trustee) and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date. The date of the Free Transferability Certificate will be known as the “Resale Restriction Termination Date”. The Trustee shall assume that the Free Trade Date has not occurred unless and until it receives a Free Transferability Certificate.

(iii)        Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar:

(A)          the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP number;

(B)          the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes; and

(C)         thereafter, shares of Common Stock issued upon conversion of the Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv)        Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are then identified by an unrestricted CUSIP number.

(v)         Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and the Company shall otherwise use reasonable efforts to cause each Global Note that is not required to bear the Restricted Notes Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi)        Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

20

Section 2.09         Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10         Persons Deemed Owners. Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11         Transfer and Exchange.

(a)          Provisions Applicable to All Transfers and Exchanges.

(i)          Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

21

(ii)         All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)        No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)        Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) as to which Section 10.05 is applicable or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v)         Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)          In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i)          all Notes will be represented by one or more Global Notes;

(ii)         every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and

(iii)        each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

22

(c)          Transfer and Exchange of Global Notes for Physical Notes.

(i)          Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)         the Depositary is unwilling or unable to continue to act as Depositary; or

(B)         the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii)         In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Despositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

23

(d)          Transfer and Exchange of Physical Notes.

(i)          If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; and (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(ii)         If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Physical Notes are required to bear under Section 2.07.

(iii)        If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

24

Section 2.12         Purchase of Notes; Cancellation. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased indirectly pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13         CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

25

Section 2.14         Payment and Computation of Interest. The Notes will bear cash interest at a rate of 4.50% per year until the Maturity Date, unless earlier purchased, converted or redeemed in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, (x) in the case of the Initial Notes, September 18, 2013 or (y) in the case of any other Notes, the date of original issuance of such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date, Redemption Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that for any period in which a particular interest rate is applicable for less than a full semiannual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Payments of the Fundamental Change Purchase Price, Redemption Price, Additional Amounts, principal and interest on any Note, in each case, that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

The Company will pay Additional Interest under certain circumstances as provided in Section 5.08 and 6.03.

ARTICLE 3.

REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01         Purchase at Option of Holders upon a Fundamental Change. If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay interest accrued to the Interest Payment Date to the Holder of record of the Note as of the preceding Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note subject to purchase and will not include any accrued and unpaid interest. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Fundamental Change Company Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), the Trustee will promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

26

Section 3.02         Fundamental Change Company Notice.

(a)          General. On or before the 5th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent to the Holders in accordance with Section 12.08(c) (with a copy to the Trustee). Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company’s website. Each Fundamental Change Company Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;

(iii)        the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(iv)        the Fundamental Change Purchase Price;

(v)         the Fundamental Change Purchase Date;

(vi)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)       the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change, and the procedures required for exercise of a Holder’s right to convert its Notes as described in Section 4.02;

(viii)      if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.05;

27

(ix)         the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time; and

(x)          that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 3.05;

(b)          No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c)          At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five Business Days before the Fundamental Change Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Fundamental Change Company Notice and including the information required by Section 3.02(a). Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders or for the content of any Fundamental Change Company Notice.

Section 3.03         Repurchase Procedures.

(a)          Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)          if the Notes to be purchased are Physical Notes, delivery to the Trustee by the Holder of a duly completed notice in the Form of Fundamental Change Purchase Notice (the “Fundamental Change Purchase Notice”) together with the Physical Notes duly endorsed for transfer, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”); and

(ii)         if the Notes to be purchased are Global Notes, delivery to the Trustee of the beneficial interest in such Global Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase by the Fundamental Change Expiration Time.

28

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i)          if certificated, the certificate numbers of such Holder’s Notes;

(ii)         the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1,000 or an integral multiple of $1,000; and

(iii)        that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(b)          Notice to Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.04         Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of Physical Notes and a Fundamental Change Purchase Notice or beneficial interests in a Global Note by book-entry transfer as specified in Section 3.03, the Holder of the tendered Note shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note, if applicable). Provided that a Holder has tendered its Notes by book-entry transfer or delivery to the Trustee, such Fundamental Change Purchase Price, shall be paid to such Holder, provided that the conditions in this Article 3 have been satisfied (including, without limitation, the proper delivery or book-entry transfer of such Note as required under Section 3.03(a)) and subject to the Paying Agent holding money sufficient to pay the Fundamental Change Purchase Price, on the applicable Fundamental Change Purchase Date or, if later, the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.05         Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(a)          the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)          if certificated, the certificate numbers of the withdrawn Notes; and

(c)          the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

29

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.05.

Section 3.06         Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the tendered Notes on the Fundamental Change Purchase Date, then (a) such tendered Notes will cease to be Outstanding and interest will cease to accrue thereon and (b) all other rights of the Holders of such tendered Notes will terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive any interest payment pursuant to Section 3.01).

Section 3.07         Notes Purchased in Whole or in Part. Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.08         Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Sections 3.01, the Company shall, in each case if required by law, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent any such rules are applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3.

Section 3.09         Repayment to the Company. To the extent that the aggregate amount of money deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall, upon demand of the Company, promptly return any such excess to the Company.

30

ARTICLE 4.

CONVERSION

Section 4.01         Right To Convert. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion of its Notes at an initial Conversion Rate of 173.6593 shares of Common Stock per $1,000 aggregate principal amount of Notes (equivalent to an initial Conversion Price of approximately $5.76 per share of Common Stock) into the Settlement Amount determined in accordance with Section 4.03(a)(i), at any time until the Close of Business on the Business Day immediately preceding the stated Maturity Date (except as otherwise provided in Section 10.03(a)). A Holder may convert fewer than all of such Holder’s Notes; provided that the Notes converted are in an integral multiple of $1,000 principal amount.

Section 4.02         Conversion Procedures.

(a)          Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b)          To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest on a Global Note and pay the funds directly to the Company, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i)          complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)         deliver the Conversion Notice, which is irrevocable, and the Physical Note to the Conversion Agent;

(iii)        if required, furnish appropriate endorsements and transfer documents;

(iv)        if required, pay all transfer or similar taxes as set forth in Section 4.02(g); and

(v)         if required, make any payment required under Section 4.02(f).

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

31

If a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be converted except to the extent such Note has been withdrawn by the Holder in accordance with Section 3.07 and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note. The Company will determine the Conversion Date for each such Note in accordance with the requirements set forth herein.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record as of the Close of Business on the Conversion Date. For the avoidance of doubt, until a Holder is deemed to become the holder of record of shares of Common Stock issuable upon conversion of such Holder’s Notes as contemplated in the immediately preceding sentence, such Holder shall not have any rights as a holder of the Common Stock with respect to the shares of Common Stock issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(c)          Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)          Physical Notes. If any Physical Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall upon receipt of a Company Order authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e)          Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

32

(f)          Interest Due Upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, in addition to tendering such Note to the Conversion Agent in accordance with Section 4.02(b) such Holder must deliver directly to the Company an amount of cash equal to the amount of interest that will payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Company has specified a Fundamental Change Purchase Date or a Redemption Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; (2) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(g)          Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03         Settlement Upon Conversion.

(a)          Settlement. Subject to this Section 4.03 and Sections 4.05 and 4.06, upon conversion of any Note, the Company shall deliver to Holders, in full satisfaction of its conversion obligation under Section 4.01, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount consisting of shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)).

(i)          Settlement Amount. The Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b) (the “Settlement Amount”);

(ii)         Delivery Obligation. The Company shall deliver the Settlement Amount due in respect of its conversion obligation under this Section 4.03, on the third Business Day immediately following the relevant Conversion Date, subject to Section 4.06 in the case where a Holder surrenders its Notes for conversion in connection with a Make-Whole Adjustment Event pursuant to clause (5) of the definition of “Change in Control” and the Conversion Rate applicable thereto will be increased by Additional Shares as described in Section 4.06.

(b)          Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and the Last Reported Sale Price on the relevant Conversion Date.

33

(c)          Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

(d)          Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; as a result, in the case of conversion, such accrued interest if any, shall be deemed paid in full rather than cancelled, extinguished or forfeited; provided, however, that subject to Section 4.02(f), if a Holder converts a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(e)          Notices. Whenever Notes are tendered for conversion, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such date on which such Notes are tendered, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that such Notes have been tendered, which notice will state such date, the principal amount of Notes tendered on such date and the names of the Holders that tendered Notes on such date. The Company shall promptly notify the Trustee and Conversion Agent of any payments made pursuant to Sections 4.02(f) or 4.02(g), as applicable. The Company will notify the Trustee and the Conversion Agent upon the occurrence of the Conversion Date for each Note tendered for conversion.

Section 4.04         Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)          If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

34

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date or such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or such effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

35

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such issuance had not occurred.

For purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)          If an Ex-Dividend Date occurs for a Company distribution of shares of Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), excluding:

(i)          dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

36

(ii)         dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d); and

(iii)        Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply,

then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of Distributed Property with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Record Date for the distribution.

Any increase made pursuant to the formula above will become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c), where there has been an Ex-Dividend Date for a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiaries of the Company or business units of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

37

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, but excluding, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If a Holder converts a Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Valuation Period for a Spin-Off to, and including, the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV” to “10” consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, and including, the relevant Conversion Date. If a Holder converts a Note and the Conversion Date occurs during the period from, but excluding, the Record Date of a Spin-Off to, and including, the first Trading Day of the Valuation Period for such Spin-Off, (w) the reference in the above definition of “FMV” to “10” consecutive Trading Days shall be deemed replaced with a reference to one Trading Day, (x) the Company will deliver the consideration due to such Holder upon conversion of such Note on the third Business Day after the first Trading Day of the Valuation Period for such Spin-Off, (y) the Conversion Rate applicable to such conversion will be the applicable Conversion Rate on the first Trading Day of the Valuation Period for such Spin-Off and (z) the person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to become the Holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off.

38

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(f), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the first date of original issuance of the Initial Notes are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

39

(A)         a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B)         an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Record Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Record Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such Record Date or such effective date” within the meaning of Section 4.04(a).

(d)          If an Ex-Dividend Date occurs for any cash dividend or distribution to all or substantially all holders of the Common Stock (other than any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

40

C =	the amount in cash per share that the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Record Date for such cash dividend or distribution. Such increase shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)          If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

41

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If a Holder converts a Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Averaging Period for such tender or exchange offer to, and including, the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, and including, the relevant Conversion Date. If a Holder converts a Note and the Conversion Date occurs during the period from, and including, the Offer Expiration Date to, and including, the first Trading Day of the Averaging Period for such tender or exchange offer, (i) the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to “one”, (ii) the Company will deliver the consideration due to such Holder upon conversion of such Note on the third Business Day after the first Trading Day of the Averaging Period for such tender or exchange offer, (iii) the Conversion Rate applicable to such conversion will be the applicable Conversion Rate on the first Trading Day of the Averaging Period for tender or exchange offer and (iv) the person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to become the Holder of record of such shares as of the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer.

(f)          Poison Pill. If a Holder converts a Note, to the extent that the Company has a rights plan in effect, on the Conversion Date applicable to such Note, the Holder converting such Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date the rights under the rights plan, unless prior to such Conversion Date the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g)          Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (x) the Effective Date for any Make-Whole Adjustment Event or redemption, (y) on the Conversion Date and (z) any other date on which the Conversion Rate is determined under clause (c)(y) above of clause (e)(iii) above, as applicable. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Notes.

42

(h)          Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

(i)          For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05         Discretionary and Voluntary Adjustments.

(a)          Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices for purposes of a Make-Whole Adjustment Event or the delivery by the Company of a Redemption Notice over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Record Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

(b)          Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of the Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06         Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Adjustment Event and a Redemption Notice.

(a)          Increase in the Conversion Rate. If a Make-Whole Adjustment Event occurs and a Holder elects to convert its Notes in connection with such Make-Whole Adjustment Event or the Company gives a Redemption Notice pursuant to Section 10.01(a) and a Holder elects to convert its Notes in connection with such Redemption Notice, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Adjustment Event if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Adjustment Event (or, solely in the case of a Make-Whole Adjustment Event pursuant to clause (5) of the definition of “Change in Control”, the date 15 Scheduled Trading Days prior to the anticipated Effective Date of such transaction) up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Adjustment Event is not also a Fundamental Change, the 40th Business Day immediately following the Effective Date for such Make-Whole Adjustment Event (such period, the “Make-Whole Adjustment Event Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the date of the Redemption Notice up to, and including, the Close of Business on the second Business Day immediately prior to the Redemption Date.

43

(b)          Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Adjustment Event described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Adjustment Event, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Adjustment Event and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in this Section 4.06) multiplied by such Stock Price. In such event, the Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Effective Date for a Make-Whole Adjustment Event in accordance with Section 4.03 (but subject to Section 4.04).

(c)          Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Adjustment Event or a Redemption Notice shall be determined by reference to the table attached as Schedule A, based on the Effective Date or the date of the Redemption Notice, as the case may be, and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Adjustment Event or on the date of the Redemption Notice, as the case may be, as determined under the two immediately following sentences. If the holders of the Common Stock receive only cash in a Make-Whole Adjustment Event described in clause (2) of the definition of “Fundamental Change,” the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Adjustment Event or the date of the Redemption Notice, as the case may be.

(d)          Interpolation and Limits. The exact Stock Prices and Effective Dates or dates of the Redemption Notice, as applicable, may not be set forth in the table in Schedule A, in which case:

44

(i)          If the Stock Price is between two Stock Prices in the table or the Effective Date or the date of the Redemption Notice, as the case may be, is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365-day year.

(ii)         If the Stock Price is greater than $40.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

(iii)        If the Stock Price is less than $4.72 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Adjustment Event to exceed 211.8644 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(iv)        The Stock Prices set forth in the column headings of the table in Schedule A shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e)          Notices. The Company shall notify the Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of any Make-Whole Adjustment Event and issue a press release announcing such anticipated Effective Date as soon as practicable after determining such Effective Date (and make the press release available on the Company website). The Company will use its commercially reasonable efforts to give notice to Holders, the Trustee and the Conversion Agent of the anticipated Effective Date for a Make-Whole Adjustment Event not more than 70 Scheduled Trading Days nor less than 30 Scheduled Trading Days prior to such anticipated Effective Date; provided that, solely in the case of a Make-Whole Adjustment Event pursuant to clause (5) of the definition of “Change in Control”, in no event will the Company give such notice to Holders later than the date 15 Scheduled Trading Days prior to the anticipated Effective Date of such transaction.

45

(f)          Solely in the case where a Holder surrenders its Notes for conversion in connection with a Make-Whole Adjustment Event pursuant to clause (5) of the definition of “Change in Control” and the Conversion Rate applicable thereto will be increased by Additional Shares as described herein, the conversion of such Notes will be settled as follows:

(i)          If the Conversion Date for such Notes surrendered for conversion is on or prior to the fourth Business Day immediately preceding the anticipated Effective Date of such Make-Whole Adjustment Event, the Company will settle such conversion as described under Section 4.03 by delivering the number of shares of Common Stock, if any, based on the Conversion Rate then in effect without regard to the number of Additional Shares to be added to the Conversion Rate as described herein, on the third Business Day immediately following the applicable Conversion Date. In addition, (1) on the third Business Day immediately following the Effective Date of such Make-Whole Adjustment Event, the Company will deliver the number of shares of Common Stock (or other Reference Property) equal to the number of Additional Shares by which the Conversion Rate is increased for such Make-Whole Adjustment Event, (2) the delivery of Additional Shares (or other Reference Property) referred to in the immediately preceding clause (1) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges of whatever nature imposed or levied (including any penalties and interest related thereto), unless such withholding or deduction is required by law, in which case, the Company or the Successor Company, as applicable, will, subject to the exceptions and limitations set forth in Section 4.06(g) below, pay to the beneficial owner of any Note that is not a resident of the jurisdiction imposing such withholding or deduction (the “Taxing Jurisdiction”) such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any applicable taxes on such Additional Amounts) will equal the amounts that would have been received had no such withholding or deduction been required and (3) the Company or the Successor Company, as applicable, will pay and indemnify the beneficial owner of any Note for any present or future stamp, issue, registration, value added, court or documentary taxes, or other excise or property taxes, charges or similar levies or taxes which are levied on the delivery of Additional Shares (or other Reference Property) referred to in the preceding clause (1), in the case of clauses (2) and (3), in accordance with the procedures set forth in Section 4.06(h), 4.06(i) and 4.06(j) below, and, in the case of clause (2) above, subject to the exceptions, set forth in Section 4.06(g) below.

(ii)         If the Conversion Date for such Notes surrendered for conversion is after the fourth Business Day immediately preceding the anticipated Effective Date of such Make-Whole Adjustment Event, the Company will settle such conversion as described in Section 4.03 based on the Conversion Rate as increased by the Additional Shares on the later to occur of (1) the third Business Day immediately following the Effective Date of such Make-Whole Adjustment Event and (2) the third Business Day immediately following the applicable Conversion Date.

46

(g)          However, notwithstanding the Company’s obligation to indemnify or pay Additional Amounts to a beneficial owner of a Note, the Company will not be required to pay Additional Amounts under Section 4.06(f)(i)(2) above in any of the circumstances described in items (i) through (vi) below:

(i)          Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by the U.S. or any political subdivision or taxing authority thereof or therein.

(ii)         Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note having a relationship with the Taxing Jurisdiction as a citizen, resident, or otherwise; having had such a relationship in the past; or being considered as having had such a relationship; but not including, in each case, any relationship arising from the mere acquisition or holding of any Note or the enforcement or receipt of payment under or in respect of any Note.

(iii)        Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note being treated as present in or engaged in a trade or business in the Taxing Jurisdiction; being treated as having been present in or engaged in a trade or business in the Taxing Jurisdiction in the past; or having or having had a permanent establishment in the Taxing Jurisdiction.

(iv)         Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or Holder of the Note to comply with applicable certification, identification, documentation or other information reporting requirements (to the extent such beneficial owner or Holder, as the case may be, is legally eligible to do so).

(v)          Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding or deduction from a payment on a Note by the Company or the Paying Agent.

(vi)         Additional Amounts will not be payable if a payment on a Note is reduced as a result of any estate tax; inheritance tax; gift tax; sales tax; transfer tax; wealth tax; personal property tax or any similar tax, assessment, or other governmental charge.

47

(h)          In the event that the Company or the Successor Company, as applicable, become obligated to pay Additional Amounts, the Company or Successor Company, as applicable, shall deliver to the Trustee on a date that is at least 10 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 10th day prior to that payment date, in which case the Company or Successor Company, as applicable, shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Trustee or Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and each Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(i)          The Company or the Successor Company, as applicable, shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the Taxing Jurisdiction in accordance with applicable law. Promptly upon payment to the relevant taxing authority, the Company or the Successor Company, as applicable, shall provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any such taxes so deducted or withheld. The Company or the Successor Company, as applicable, will attach to each certified copy or other document a certificate stating the amount of such taxes paid. Upon written request, copies of those receipts or other documentation, as the case may be, shall be made available by the Trustee to any Holders of the Notes.

(j)          Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of shares of Common Stock (together with payments of cash for fractional shares of Common Stock) upon conversion of the Notes shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(k)          The above obligations in Section 4.06(f)(i)(2) and (3), 4.06(g), 4.06(h), 4.06(i) and 4.06(j) will survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any successor to the Company.

Section 4.07         Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)          Merger Events. In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than as a result of a subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

48

(ii)         a consolidation, merger, combination or binding share exchange involving the Company; or

(iii)        a sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated assets of the Company and its Subsidiaries as an entirety or substantially as an entirety;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes based on a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Notes into or based on a number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event, (i) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall instead be deliverable in Units of Reference Property and (ii)  the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

(b)          Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be given to each Holder in accordance with Section 12.08(c) within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

49

(c)          Prior Notice. In addition, at least 10 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

Section 4.08         Certain Covenants.

(a)          Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b)          Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be issued in book-entry format, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09         Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes or any other person to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

50

Section 4.10         Notice of Adjustment to the Trustee. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate (upon which the Trustee and the Conversion Agent may conclusively rely) setting forth the Conversion Rate after such adjustment, a brief statement of the facts requiring such adjustment and the calculations of the Conversion Rate. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note in accordance with Section 12.08(c) within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11         Notice to Holders.

(a)          Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)          Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b); (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) (including any separation of rights from the Common Stock described in Section 4.04(f)); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d), then the Company shall deliver to the Holders at least 10 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance, dividend or distribution, notice describing such issuance, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and Record Date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, dividend or distribution, or the Ex-Dividend Date or Record Date of such issuance, dividend or distribution, as the case may be, changes.

51

(ii)         Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.04(e), the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii)        Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.04(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(iv)         Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 20 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and Record Date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or Record Date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock can expect to be entitled to receive in such event, changes.

(b)          Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05, 4.06 or 4.07, the Company will (i) deliver to the Conversion Agent and the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, the manner in which the adjustment was computed and describing the facts upon which the adjustment was based and (ii) issue a press release (and make such press release available on the Company’s website) stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

52

ARTICLE 5.
COVENANTS

Section 5.01         Payment of Principal and Interest and the Fundamental Change Purchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price and the Redemption Price), premium, if any, on and accrued and unpaid interest, if any, on, and Additional Amounts, if any, with respect to, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02         Maintenance of Office or Agency.

The Company will maintain in New York City, New York an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 12.14) may be served (which may be an office or drop facility of the Trustee or any Agent). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

53

Section 5.03         Provisions as to Paying Agent.

(a)          If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, Redemption Price for, and Additional Amounts, if any, with respect to, the Notes in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, Redemption Price for, or Additional Amounts, if any, with respect to, the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, Redemption Price for, and Additional Amounts, if any, with respect to, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price, Redemption Price or Additional Amounts, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, Redemption Price for, or Additional Amounts, if any, with respect to, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, Fundamental Change Purchase Price, Redemption Price or Additional Amounts, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price for, Redemption Price for, or Additional Amounts, if any, with respect to, the Notes when the same shall become due and payable.

54

(c)          Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d)          Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, Redemption Price for, or Additional Amounts, if any, with respect to, any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price, Redemption Price or Additional Amounts has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.04         Reports.

The Company will (i) file with the Commission within the time periods prescribed by the Commission’s rules and regulations and (ii) furnish to the Trustee and the Holders, within 15 calendar days after it is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no obligation or responsibility to determine whether the Company is required to file any report or other information with the Commission or the Trustee, whether the Company’s information is available on the EDGAR system (or any successor thereto) or whether the Company has otherwise delivered any notice or report in accordance with the requirements specified in this Section 5.04.

55

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act.  The Company will take such further action as any Holder or beneficial owner of such Notes or any holder or beneficial owner of such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such holder or beneficial owner to sell shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document.

Section 5.05         Statements as to Defaults. The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officer’s Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.03(i).

Section 5.06         Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 5.08 or Section 6.03, the Company shall deliver to the Trustee an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

56

Section 5.07         Compliance Certificate and Opinions of Counsel.

(a)          Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no Opinion of Counsel shall be required to be delivered in connection with the issuance of the Initial Notes on the date hereof.

(b)          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)        a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)          All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08         Additional Interest.

(a)          If, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Notes are not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) the Company shall pay Additional Interest that will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such period shall end on the date that is one year from the Last Original Issuance Date.

57

(b)          Further, if, and for so long as, the Restricted Notes Legend has not been removed from the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 365th day after the Last Original Issuance Date, the Company will pay Additional Interest on the Notes that will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding until such Restricted Notes Legend is removed, the Notes are assigned an unrestricted CUSIP number and the Notes are Freely Tradable.

(c)          Such Additional Interest that is payable under Section 5.08 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 6.03, subject to the limitations on the maximum annual rate of Additional Interest set forth in Section 6.03(d).

Section 5.09         Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10         Restriction on Resales. The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.11         Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12         Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13         Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

(a)          semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

58

(b)          at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

ARTICLE 6.
REMEDIES

Section 6.01         Events of Default. Each of the following events shall be an “Event of Default”:

(a)          the Company’s failure to pay the principal of or any premium, if any, on any Note (including the Fundamental Change Purchase Price and the Redemption Price) when due and payable on the Maturity Date, upon required repurchase, upon any redemption, upon declaration of acceleration or otherwise;

(b)          the Company’s failure to comply with its obligations under Article 4 to deliver the Settlement Amount owing upon conversion of any Note (including any Additional Shares or cash in lieu thereof) which failure continues for five Business Days;

(c)          the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d)          the Company’s failure to issue a Fundamental Change Company Notice or notice of a Make-Whole Adjustment Event in accordance with the provisions of Section 3.02(a) and Section 4.06(e), as applicable;

(e)          the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (d) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(f)          any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries, in an outstanding principal amount, individually or in the aggregate, in excess of $10.0 million (or its foreign currency equivalent at the time) is not paid at final maturity (or when otherwise due) or is accelerated, and such indebtedness is not discharged (or such default in payment or acceleration is cured or rescinded) within thirty 30 days after such due date or acceleration, as the case may be;

(g)          the Company or any of its Subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10.0 million, provided that, no Event of Default will be deemed to occur under this clause (g) if such judgments are paid, discharged or stayed within 30 days after the entry of such judgment;

59

(h)          the Company or any Significant Subsidiary of the Company (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due; or

(i)          an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary of the Company (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days.

Section 6.02         Acceleration; Rescission and Annulment.

(a)          If an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) occurs and is continuing, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

(b)          Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

60

(i)          the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its reasonable compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii)         rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)        any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price and Redemption Price) of, or any interest on, or any Additional Amounts with respect to, any Notes), (b) the Company’s failure to deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal (including the Fundamental Change Purchase Price and Redemption Price) of, or any interest on, or any Additional Amounts with respect to, any Notes), (y) the Company’s failure to deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.03         Additional Interest.

(a)          Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(e) relating to the Company’s failure to comply with Section 5.04 (such Event of Default, a “Reporting Event of Default”), will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.50% of the aggregate principal amount of the Notes then Outstanding to, but not including, the 181st day after the occurrence of such Reporting Event of Default (or, if applicable, the earlier date on which such Reporting Event of Default is cured or waived), payable in the same manner and on the same dates as the stated interest payable on the Notes.

61

(b)          If the Reporting Event of Default is continuing on the 181st day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c)          In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or, following such election, pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)          In no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to Sections 6.03(a) and 6.03(c) together with any Additional Interest pursuant to Section 5.08) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. Such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.

Section 6.04         Waiver of Past Defaults. Subject to Section 6.02(b), the Holders of not less than a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price and Redemption Price) of, or any interest on, or any Additional Amounts with respect to, any Notes), (b) the Company’s failure to deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05         Control by Majority. The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder.

62

Section 6.06         Limitation on Suits. Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a)          the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)          the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as Trustee;

(c)          the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)          the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07         Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal (including the Fundamental Change Purchase Price and Redemption Price) of, or any interest on, or any Additional Amounts with respect to, any Note, on or after the applicable due date, the right to convert the Note or to receive the Settlement Amounts due upon conversion in accordance with Article 4, or the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.08         Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for, Redemption Price for, Additional Amounts with respect to, the Settlement Amounts due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07.

Section 6.09         Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

63

Section 6.10         Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13         Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

64

Section 6.14         Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, the Fundamental Change Purchase Price for, Redemption Price for, any Additional Amounts with respect to, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15         Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price and Redemption Price) of, or any interest on, or any Additional Amounts with respect to, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Settlement Amounts due upon conversion of any Note in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16         Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

65

Section 6.17         Notices from the Trustee. If a Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee must give notice of such Default to each Holder within 90 days after the date on which a Responsible Officer of the Trustee has received written notice thereof. Except in the case of a Default in the payment of the principal (including the Fundamental Change Purchase Price and the Redemption Price) of, premium, if any, or interest on, or any Additional Amounts with respect to, any Note or of a Default in the delivery of the Settlement Amounts due upon conversion of any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

ARTICLE 7.
SATISFACTION AND DISCHARGE

Section 7.01         Discharge of Liability on Notes. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, Redemption Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date or a Redemption Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company shall have paid or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and reasonably incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

66

Section 7.02         Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03         Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04         Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05         Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 8.
SUPPLEMENTAL INDENTURES

Section 8.01         Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect Holders of the Notes;

(b)          to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

67

(c)          to add guarantees with respect to the Notes;

(d)          to secure the Notes;

(e)          to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(f)          to make any change that does not adversely affect the rights of any Holder in any material respect; or

(g)          to conform the terms of this Indenture or the Notes to the description thereof in the Preliminary Offering Memorandum, as supplemented by the pricing term sheet related to the offering of the Initial Notes as evidenced by an Officer’s Certificate from the Company to the Trustee.

Section 8.02         Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company, and the Trustee may amend the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)          change the stated Maturity Date of the principal of or any interest on the Notes;

(b)          reduce the principal amount of or interest on the Notes;

(c)          reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d)          change the place or currency of payment of principal of or interest on any Note;

(e)          impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f)          modify the provisions with respect to the purchase rights of Holders as described in Section 3.01 in a manner adverse to Holders in any material respect;

68

(g)          modify the provisions with respect to the Company’s redemption rights as described under Article 10 in a manner that is adverse to the rights of the Holders in any material respect;

(h)          modify the ranking provisions of this Indenture;

(i)           make any change that impairs or adversely affects the conversion rights (including, without limitation, the right to receive Additional Amounts) in any material respect, or reduces the Conversion Rate, of any Notes; or

(j)           make any change to the provisions of this Article 8 which require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.03         Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04         Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 9.
SUCCESSOR COMPANY

Section 9.01         Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a)          the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

69

(b)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c)         if, as a result of any such transaction, the Notes become convertible pursuant to the terms of this Indenture into Common Stock or other securities issued by a third party (subject to Section 4.03), such third party fully executes and delivers a supplemental indenture, whereby it unconditionally guarantees all obligations of the Company or such Successor Company under the Notes and this Indenture; and

(d)         all other conditions specified in this Article 9 are met.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture, and the Company shall be discharged from its obligations under the Notes and this Indenture except in the case of any lease.

For purposes of this Section 9.01, any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company that would, if the Company held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or disposition of the properties and assets of the Company substantially as an entirety will be treated as such under this Indenture.

Section 9.02     Successor Corporation to Be Substituted . In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price and Redemption Price), if any, accrued and unpaid interest, if any, on, or any Additional Amounts with respect to, all of the Notes, the due and punctual delivery of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, assignment, conveyance, transfer, lease or other disposition to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Settlement Amount, in accordance with Section 4.03, but subject to adjustment (if any) in accordance with Section 4.06. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

70

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03     Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture.

ARTICLE 10.
OPTIONAL REDEMPTION

Section 10.01   Redemption Rights

The Company shall not redeem the Notes prior to September 19, 2016, and no sinking fund is provided for the Notes.

(a)         On or after September 19, 2016, the Company may from time to time redeem any or all of the Notes, except for the Notes that the Company is required to repurchase under Section 3.01, in cash at the applicable Redemption Price, provided that the Last Reported Sale Price per share of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date of the Redemption Notice exceeds 130% of the applicable Conversion Price for the Notes on each applicable Trading Day.

(b)         The Company may elect to redeem any or all of the Notes pursuant to this Section 10.01 by providing a Redemption Notice pursuant to Section 10.03, not more than 60 calendar days but not less than 30 calendar days prior to the Redemption Date; provided, however, that five calendar days prior to delivery of any Redemption Notice (or such shorter period agreed to by Trustee) to the Holders, the Company will deliver an Officer’s Certificate to the Trustee (upon which the Trustee may conclusively rely) certifying that the Company is entitled to redeem the Notes in accordance with this Section 10.01. Simultaneously with providing such Redemption Notice, the Company shall issue a press release and publish such information on the Company’s website.

71

Section 10.02    Redemption Price. The “Redemption Price” for the Notes to be redeemed on any Redemption Date shall be calculated by the Company and be an amount equal to (i) 100% of the principal amount of the Notes being redeemed; plus (ii) any accrued and unpaid interest to, but excluding, the Redemption Date; plus (iii) the sum of the present values (with each such present value computed by a nationally recognized independent investment banking firm, which may be the Initial Purchaser, selected by the Company for this purpose using a discount rate per annum equal to (x) the Reference Discount Rate plus (y) 0.50%) of each of the remaining scheduled payments of interest that would have been made on the Notes being redeemed had such Notes remained Outstanding from the Redemption Date to the Maturity Date (excluding interest accrued to, but excluding, the Redemption Date that is otherwise paid pursuant to the immediately preceding clause (ii)). If the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall not pay accrued and unpaid interest to the Holder of Notes being redeemed, and will instead pay the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date to the Holder of record as of the Close of Business on such Regular Record Date and the Redemption Price shall be an amount equal to (i) 100% of the principal amount of the Notes being redeemed plus (ii) the sum of the present values (with each such present value computed by a nationally recognized independent investment banking firm, which may be the Initial Purchaser, selected by the Company for this purpose using a discount rate per annum equal to (x) the Reference Discount Rate plus (y) 0.50%) of each of the remaining scheduled payments of interest that would have been made on the Notes being redeemed had such Notes remained Outstanding from the Redemption Date to the Maturity Date.

Section 10.03 Redemption Notice. Notice of redemption (a “Redemption Notice”) shall be given in accordance with Section 12.08(c), to each Holder of Notes (with a copy to the Trustee).

(a)           The Redemption Notice shall state:

(i)         the Redemption Date (which must be a Business Day);

(ii)        the Redemption Price;

(iii)       that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv)       the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         that Holders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in this Indenture;

72

(vi)         the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the Close of Business on the second Business Day immediately preceding the Redemption Date;

(vii)         the procedures a converting Holder must follow to convert its Notes;

(viii)        the Conversion Rate and, if applicable, the number of Additional Shares under Section 4.06; and

(ix)          the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

(b)         A Redemption Notice shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Redemption Notice is required to be given (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Redemption Notice and including the information to be stated in such notice.

(c)         A Redemption Notice shall be irrevocable.

(d)         A Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice. In any case, a failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Notes shall not affect the validity of the proceedings for the redemption of any other Notes.

Section 10.04  Payment of Notes Called for Redemption.

(a)         If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. Any Notes redeemed by the Company shall be paid in cash.

(b)         Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.03, an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date. Subject to the Paying Agent holding money sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date, upon surrender of any Note for redemption in accordance with the Redemption Notice, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.

73

(c)         Any cash amounts due upon redemption in respect of the Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 10.05 Redemption in Part.

(a)         If less than all of the Outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000, by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate, subject in each case to compliance with the Applicable Procedures of the Depositary. If a portion of the Notes is selected for partial redemption and the Holder of such Notes converts a portion of its Notes, the converted portion shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

(b)         In the event of any redemption in part, the Company, the Trustee and the Registrar shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 calendar days before the giving of a Redemption Notice and ending at the Close of Business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 10.06  Restrictions on Redemption. The Company may not redeem the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

ARTICLE 11.
THE TRUSTEE

Section 11.01 Duties and Responsibilities of Trustee.

(a)         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use in the conduct of his or her own affairs.

74

(b)         Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)         the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this subsection (c) does not limit the effect of this Section 11.01;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)         Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

(e)         The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

75

(f)         If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g)         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02  [Reserved]

Section 11.03  Rights of the Trustee.

(a)         The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)         Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c)         The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby.

(e)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

76

(f)         The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g)         The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h)         In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)         The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(k)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)         The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.04 Trustee’s Disclaimer. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 11.05 Trustee or Agents May Own Notes. The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

77

Section 11.06 Monies to be Held in Trust. Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct.

The Company also covenants to indemnify each of the Trustee and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage, cost or expense incurred without negligence or willful misconduct on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(h) and 6.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

78

Section 11.08 Officer’s Certificate as Evidence. Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11 Resignation or Removal of Trustee.

(a)         The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)         In case at any time any of the following shall occur:

(i)         the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

79

(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)         The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12 Acceptance by Successor Trustee.   Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

80

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 12.08(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

81

Section 11.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.
MISCELLANEOUS

Section 12.01 Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 12.02 Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law or any successor thereto).

Section 12.03 No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.05 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.06 Calculations. Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes. Except as otherwise expressly provided in this Indenture, the Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Redemption Price, any Fundamental Change Purchase Price, the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Settlement Amount and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

82

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.07 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.08 Notices.

(a)         Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i)         if to the Trustee by any Holder or by the Company, at its Corporate Trust Office;

(ii)         if to the Company by the Trustee or by any Holder, at the address of its principal office at 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

(b)         The Company or the Trustee, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications.

(c)         Notices to (i) the Holders of Physical Notes will be mailed by first class mail, postage prepaid to the addresses as they appear on the Register of the Notes maintained by the Registrar and (ii) the Holders of Global Notes will be given to the Depositary in accordance with its Applicable Procedures. Notices will be deemed to have been given on the date of such mailing. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf.

83

(d)         Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e)         In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.09 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10 Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 12.11 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.13 Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

84

Section 12.14 Submission to Jurisdiction.

(a)        The Company hereby irrevocably consents to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

[Remainder of the page intentionally left blank]

85

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Protalix BioTherapeutics, Inc.
By: _____________
Name:
Title:

The Bank of New York Mellon Trust Company, N.A , as Trustee, Registrar, Paying Agent and Conversion Agent
By: _____________
Name:
Title:

86

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the hypothetical Stock Prices and the dates set forth below.

Effective Date / Date of Notice of Redemption	Stock Price
	$4.72	$5.25	$5.76	$7.00	$8.00	$10.00	$15.00	$20.00	$30.00	$40.00
September 18, 2013	38.2051	33.3972	28.5534	22.1721	19.0258	14.7709	9.1263	6.3087	3.5021	2.1181
September 15, 2014	38.2051	31.4452	25.7782	18.8941	16.1042	12.5101	7.7618	5.3900	3.0232	1.8505
September 15, 2015	38.2051	29.6911	23.1601	15.2405	12.8318	9.9413	6.1935	4.3203	2.4485	1.5169
September 15, 2016	38.2051	27.8757	20.4111	11.2181	9.0687	7.0364	4.4015	3.0841	1.7668	1.1090
September 15, 2017	38.2051	25.2159	16.6432	6.6408	4.8227	3.7466	2.3523	1.6551	0.9579	0.6094
September 15, 2018	38.2051	16.8168	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[For all Notes, include the following legend (the “Non-Affiliate Legend”):]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)           TO PROTALIX BIOTHERAPEUTICS, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

A-1

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

A-2

Protalix BioTherapeutics, Inc.

4.50% Convertible Senior Notes due 2018

No.:    [          ]

CUSIP:	[74365A AA9] [; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number [74365A AB7].]

Principal

Amount $             [          ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”), promises to pay to [          ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[          ] [For Global Notes, include the following:, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on September 15, 2018 (the “Maturity Date”).

Interest Payment Dates: March 15 and September 15.

Regular Record Dates: March 1 and September 1.

Additional provisions of this Security are set forth on the other side of this Note.

A-1

IN WITNESS WHEREOF, Protalix BioTherapeutics, Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Protalix BioTherapeutics, Inc.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

A-2

[FORM OF REVERSE OF NOTE]

Protalix BioTherapeutics, Inc.
4.50% Convertible Senior Notes due 2018

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of September 18, 2013 by and between the Company and the Bank of New York Mellon Trust Company, N.A., herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund. This Note shall be redeemable at the Company’s option in accordance with Article 10 of the Indenture. This Note is not subject to redemption at the option of the Company prior to September 19, 2016. On or after September 19, 2016, provided that the Last Reported Sale Prices of the Common Stock exceeds a specified threshold during a period specified in Section 10.01(a) of the Indenture, the Company may redeem for cash all or portions of the Notes at a Redemption Price specified in Section 10.02 of the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note converted equals $1,000 or an integral multiple of $1,000, into a number of shares of Common Stock determined in accordance with Article 4 of the Indenture and subject to adjustment as set forth therein.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, the Redemption Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the U.S. that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

A-3

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price or the Redemption Price with respect to, any Additional Amounts with respect to, and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price and the Redemption Price), premium, interest on, any Additional Amounts with respect to, and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

A-4

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

A-5

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Protalix BioTherapeutics, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into a number of shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$_______

Dated:   ________

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

A-6

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated: ________

Signature(s)
(Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

A-7

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:        Protalix BioTherapeutics, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a Fundamental Change Company Notice from Protalix BioTherapeutics, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:  _________

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

A-8

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, __________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐        To Protalix BioTherapeutics, Inc. or a subsidiary thereof; or

☐        Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐        To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐        Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is not, and has not been for the immediately preceding 90 days, an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of Protalix BioTherapeutics, Inc.]

[Include if the third box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date: ______________________                                         Signed: ______________________]

A-9

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that, if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated: ________________

______________________

______________________
Signature(s)

(Sign exactly as your name appears on the other side of this Note)

______________________

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

A-10

ATTACHMENT 4

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

A-11

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[date]

[NAME OF OFFICER], the [TITLE] of Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”) does hereby certify, in connection with the occurrence of the Free Trade Date on [date] in respect of $[ add principal amount] of the Company’s 4.50% Convertible Senior Notes due 2018 (CUSIP: [74365A AA9]) (the “Notes”) pursuant to the terms of the Indenture, dated as of September 18, 2013 (as may be amended or supplemented from time to time, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), that:

1.            The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2.            The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.            In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein from the Notes as provided for in the Indenture have been complied with.

4.            To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

5.             The Resale Restriction Termination Date for the Notes is the date of this Officer’s Certificate. The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Notes Legend and Section 2.07 of the Indenture.

In accordance with Section 2.08 of the Indenture, the Company hereby advises you as follows:

1.            The Restricted Notes Legend set forth on the Notes shall be deemed removed from the Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2.            The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [74365A AB7], in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

[Signature page follows.]

B-1

EXHIBIT B

IN WITNESS WHEREOF, the undersigned signed this Officer’s Certificate as of the date written above.

Protalix BioTherapeutics, Inc.

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)             REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)             AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)             TO PROTALIX BIOTHERAPEUTICS, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)             PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)             TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)             PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE COMPANY’S 4.50% CONVERTIBLE SENIOR NOTES DUE 2018; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE COMPANY’S 4.50% CONVERTIBLE SENIOR NOTES DUE 2018 THAT THE RESTRICTIVE LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1